UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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Filed by a Party other than the Registrant  ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

PENN VIRGINIA CORPORATION

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

PENN VIRGINIA CORPORATION

Three Radnor Corporate Center

Suite 230

100 Matsonford Road

Radnor, Pennsylvania 19087

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Penn Virginia Corporation (the “Company”) to be held at the Marriott Philadelphia West, 111 Crawford Avenue, West Conshohocken, Pennsylvania on Tuesday, May 6, 2003, at 10:00 a.m., prevailing time, to consider and act on the following matters:

1.	The election of eight directors, each to serve until the next Annual Meeting of Shareholders, or until their respective successors are duly elected and qualified; and

2.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 7, 2003 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

A majority of the issued and outstanding shares of Common Stock of the Company must be represented at the meeting to constitute a quorum. Therefore, all shareholders are urged to attend the meeting or to be represented by proxy.

A copy of the Company’s Annual Report for the year ended December 31, 2002 is being mailed to shareholders together with this Notice.

Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the accompanying envelope or vote your proxy using the Internet. If you later find that you will be present at the meeting or for any other reason desire to revoke your proxy, you may do so at any time before the voting at the Annual Meeting.

By Order of the Board of Directors

Nancy M. Snyder

Corporate Secretary

Radnor, Pennsylvania

April 7, 2003

PENN VIRGINIA CORPORATION

PROXY STATEMENT

Annual Meeting of Shareholders

To Be Held on May 6, 2003

GENERAL INFORMATION

This Proxy Statement and the accompanying proxy are being furnished to shareholders of Penn Virginia Corporation (the “Company”) in connection with the solicitation by or on behalf of the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m., prevailing time, on May 6, 2003 and at any adjournment, postponement or continuation thereof. The Annual Meeting will be held at the Marriott Philadelphia West, 111 Crawford Avenue, West Conshohocken, Pennsylvania. This Proxy Statement and the accompanying proxy are first being mailed on or about April 7, 2003. The Company’s principal executive offices are located at Three Radnor Corporate Center, Suite 230, 100 Matsonford Road, Radnor, Pennsylvania 19087.

Record Date and Voting Rights

Only shareholders of record at the close of business on March 7, 2003 will be entitled to vote at the Annual Meeting. On that date there were outstanding 8,947,526 shares of Common Stock, par value $6.25 per share, of the Company (the “Common Stock”), and there were 667 record holders of Common Stock.

Holders of Common Stock will vote as a single class at the Annual Meeting. Each outstanding share will entitle the holder to one vote. All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments.

A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes for all matters considered at the meeting. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at such meeting. Directors are elected by a plurality of the votes cast by holders of Common Stock at a meeting at which a quorum is present. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast. Cumulative voting rights do not exist with respect to the election of directors.

Voting of Proxy

All shareholders, regardless of whether they expect to attend the Annual Meeting in person, are requested to vote. Shareholders can vote by proxy via the Internet. Instructions for using this service are provided on the proxy card. Shareholders can also vote by marking their votes on the proxy card and dating, signing and promptly returning the proxy card in the accompanying envelope.

Below are instructions for the voting of shares, as well as information on shareholders’ rights as they relate to voting. Some of the instructions differ depending on how the Common Stock is held by the shareholder.

Shares held in “street name.”    Shareholders holding their shares in “street name” should vote their shares in the method directed by their broker or other nominee.

Shareholders attending the meeting and voting in person.    Voting instructions for shareholders planning to attend the Annual Meeting and vote in person are dependant upon the manner in which the shares are held by such shareholder:

1.	If the shares are registered in a shareholder’s name, the shareholder should check the appropriate box on the enclosed proxy card and bring evidence of stock ownership to the Annual Meeting. The proxy card and the evidence of the shareholder’s stock ownership will serve as the shareholder’s authorization to vote in person at the Annual Meeting; or

2.	If the shares are registered in the name of a shareholder’s broker or other nominee, the shareholder should ask his broker to provide the shareholder with a broker’s proxy card in the shareholder’s name (which will allow the shareholder to vote his shares in person at the Annual Meeting). The shareholder must also provide evidence of the shareholder’s ownership as provided to the shareholder by the broker.

The two officers of the Company designated as proxies to vote shares at the Annual Meeting will vote in accordance with the instructions on the returned proxy card or as indicated on the Internet. If no specific voting instructions are given with respect to the matters to be voted upon, the shares represented by each signed proxy will be voted FOR the election of each of the nominees to the Company’s Board of Directors. Management does not expect any matters other than this to be presented for action at the Annual Meeting.

Revocability of Proxy

If a shareholder’s shares are registered in such shareholder’s name, the shareholder may revoke his proxy at any time before it is exercised by following the appropriate instruction on the proxy card if the shareholder voted via the Internet. If the shareholder voted by returning a completed proxy card, he may revoke his proxy at any time before it is exercised by (i) filing with the Secretary of the Company a written revocation before the proxy is voted, (ii) submitting to the Company before the taking of the vote a duly executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting the shares subject to such proxy by written ballot at the Annual Meeting. Any shareholder may attend the Annual Meeting and vote in person whether or not a proxy was previously submitted. Attendance at the Annual Meeting will not, in and of itself, constitute the revocation of a proxy.

If a shareholder’s shares are held in “street name,” such shareholder must contact his broker to revoke the proxy.

Written notices to the Company must be addressed to Secretary, Penn Virginia Corporation, Three Radnor Corporate Center, Suite 230, 100 Matsonford Road, Radnor, Pennsylvania 19087. No revocation by written notice shall be effective unless such notice has been received by the Secretary of the Company prior to the day of the Annual Meeting or by the inspector of election at the Annual Meeting.

Proxy Solicitation

The expenses of solicitation of proxies, including the cost of preparing and mailing this Proxy Statement and the accompanying material, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares. Some officers and employees may solicit proxies personally, by telephone or by mail and will not be additionally compensated therefor.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Unless otherwise indicated, the following table sets forth, as of March 7, 2003, the amount and percentage of the Company’s outstanding Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.

Name and Address of Beneficial Owners	Shares Beneficially Owned (1)	Percent of Class (2)

5% Holders (3):
T. Rowe Price Associates, Inc.	882,500 (4)	9.86%
100 East Pratt Street Baltimore, MD 21202
Third Point Management Company L.L.C.	880,000	9.84%
Daniel S. Loeb
12 East 49th Street, 28th Floor New York, NY 10017
State Street Research & Management Company	828,600	9.26%
One Financial Center, 30th Floor Boston, MA 02111
Dimensional Fund Advisors, Inc.	624,400	6.98%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401

Directors:
Edward B. Cloues, II	11,391 (5)	—
A. James Dearlove	135,129 (6)	1.51%
Robert Garrett	5,951 (7)	—
H. Jarrell Gibbs	707	—
Keith D. Horton	68,710 (8)	—
Marsha Reines Perelman	32,565 (9)	—
Joe T. Rye	16,606 (10)	—
Gary K. Wright	247	—

Executive Officers:
Frank A. Pici	39,114 (11)	—
Nancy M. Snyder	21,563 (12)	—
H. Baird Whitehead	51,404 (13)	—
All directors and executive officers as a group (12 persons)	383,387 (14)	4.28%
(1)	Unless otherwise indicated, all shares are owned directly by the named holder and such holder has sole power to vote and dispose of such shares. Shares owned by directors and executive officers include all options that are exercisable by the named holder prior to May 7, 2003. Shares held by executive officers in deferred compensation and ESOP accounts are as of January 31, 2003.
(2)	Based on 8,947,526 shares of Common Stock issued and outstanding on March 7, 2003. Unless otherwise indicated, beneficial ownership is less than 1% of the Company’s Common Stock.

(3)	All such information is based on information furnished to the Company by the respective shareholders or contained in filings submitted to the Securities and Exchange Commission (the “SEC”) such as Schedules 13D and 13G.
(4)	These shares are owned by various individual and institutional investors to which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims beneficial ownership of such shares.
(5)	Includes options to purchase 10,200 shares.
(6)	Includes options to purchase 104,800 shares; 5,386 shares held in Mr. Dearlove’s deferred compensation account; and 13,033 shares held in Mr. Dearlove’s ESOP account.
(7)	Includes options to purchase 1,000 shares and 2,619 shares held in Mr. Garrett’s Keogh account.
(8)	Includes options to purchase 40,500 shares; options to purchase 6,000 shares held by Mr. Horton’s spouse; 3,286 shares held in Mr. Horton’s deferred compensation account; 2,850 shares held in his spouse’s deferred compensation account; 8,799 shares held in Mr. Horton’s ESOP account; and 7,075 shares held in his spouse’s ESOP account.
(9)	Includes options to purchase 10,800 shares.
(10)	Includes options to purchase 11,000 shares.
(11)	Includes options to purchase 38,600 shares; 484 shares held in Mr. Pici’s deferred compensation account; and 30 shares held in Mr. Pici’s ESOP account.
(12)	Includes options to purchase 16,100 shares; 2,961 shares held in Ms. Snyder’s deferred compensation account; and 2,052 shares held in Ms. Snyder’s ESOP account.
(13)	Includes options to purchase 50,000 shares; 1,178 shares held in Mr. Whitehead’s deferred compensation account; and 226 shares held in Mr. Whitehead’s ESOP account.
(14)	Includes options to purchase 289,000 shares; 16,145 shares in the deferred compensation accounts of executive officers; and 31,215 shares in the ESOP accounts of executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors and beneficial owners of more than ten percent of the Company’s Common Stock to file, by a specified date, reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of such reports to the Company. The Company believes that all such filings were made on a timely basis in 2002 with the exception of one Form 3 which was inadvertently filed one day late by the Company on behalf of H. Jarrell Gibbs reporting the award of a nonqualified stock option to purchase 10,000 shares of the Company’s Common Stock.

Proposal No. 1: ELECTION OF DIRECTORS

Eight directors have been nominated by the Board of Directors for election at the Annual Meeting, all of whom are current directors of the Company. H. Jarrell Gibbs and Gary K. Wright were elected to the Board in December 2002 and January 2003, respectively. The eight directors nominated by the Board for election at the 2003 Annual Meeting are: Edward B. Cloues, II, A. James Dearlove, Robert Garrett, H. Jarrell Gibbs, Keith D. Horton, Marsha Reines Perelman, Joe T. Rye and Gary K. Wright. The nominees, if elected, will serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Although all nominees currently intend to serve on the Board, if any nominee should decline or be unable to serve, the Board will, if practicable, designate a substitute nominee. The Company has no reason to believe that any nominee will decline or be unable to serve.

The Board of Directors Recommends Shareholders

Vote FOR the Election of the Eight Nominees

Information Regarding Nominees for Election as Director

Following is information regarding the age, positions and offices held with the Company, business experience during at least the past fifteen years and other directorships held by each nominee for director:

Age, Position with the Company, Business Experience During at Least the Past Fifteen Years and Other Directorships	Director of the Company Since

Edward B. Cloues, II, age 55

Chairman of the Board and Chief Executive Officer of K-Tron International, Inc., provider of material handling equipment and systems (January 1998 to date); Partner of Morgan, Lewis & Bockius LLP, law firm (October 1979 to January 1998); Non-executive Chairman of the Board of AMREP Corporation and a Director of Penn Virginia Resource GP, LLC, the general partner of Penn Virginia Resource Partners, L.P.

2001(3)(5)(8)

A. James Dearlove, age 55 President and Chief Executive Officer of the Company (May 1996 to date); Chief Executive Officer of Penn Virginia Resource GP, LLC (October 2001 to date); President and Chief Operating Officer of the Company (1994 to May 1996); Senior Vice President of the Company (1992 to 1994); Vice President of the Company (1986 to 1992); Chairman of the Board (December 2002 to date) and a Director (October 2001 to December 2002) of Penn Virginia Resource GP, LLC.	1996

Robert Garrett, age 66

Non-executive Chairman of the Company’s Board of Directors (March 2000 to date); President of AdMedia Partners, Inc., investment banking firm serving media, advertising and marketing services businesses (1990 to date); President of Robert Garrett & Sons, Inc., private investing and financial advisory company (1986 to date).

1997(1)(3)

H. Jarrell Gibbs, age 65

Presently retired; President (2001 to 2002), Vice Chairman (1997 to 2001), Treasurer (1985 to 1987) and Director of Finance (1983 to 1985) of TXU Corp., international energy services; President (1995 to 1997) and Vice President – Marketing (1987 to 1988) of TXU Electric, power generation and electricity distribution; President of TXU Business Services (1991 to 1995); Executive Vice President and General Manager – Texas Electric Service Division of TXU Electric (1988 to 1991).

2002(2)(6)

Age, Position with the Company, Business Experience During at Least the Past Fifteen Years and Other Directorships	Director of the Company Since

Keith D. Horton, age 49

Executive Vice President of the Company (December 2000 to date); President and Chief Operating Officer of Penn Virginia Resource GP, LLC (October 2001 to date); Vice President—Eastern Operations of the Company (May 1999 to December 2000); Vice President of the Company (May 1996 to May 1997); President of Penn Virginia Coal Company (April 1996 to October 2001); Vice President of Penn Virginia Coal Company (March 1994 to February 1996); Vice President (January 1990 to December 1998) and Manager, Coal Operations of Penn Virginia Resources Corporation (July 1982 to December 1989); Director of Penn Virginia Resource GP, LLC.

2000

Marsha Reines Perelman, age 52

Founder and Chief Executive Officer of Woodforde Management, Inc., holding company (1993 to date); co-founder and President of Clearfield Ohio Holdings, Inc., gas gathering and distribution (1983 to 1990); co-founder and Vice President of Clearfield Energy, Inc., crude oil gathering and distribution (1983 to 1990); Vice President, Penn Central Energy Group, of the Penn Central Corporation, oil field services (1980 to 1983).

1998(1)(5)(7)

Joe T. Rye, age 64

President of Joe T. Rye, P.C., business consulting (1992 to date); Trustee of Universal Seismic Liquidating Trust (May 2000 to date); President and Chief Executive Officer of Universal Seismic Associates, Inc., oil and gas exploration and production and seismic acquisition and processing (November 1997 to May 2000); Senior Vice President and Chief Financial Officer of Seagull Energy Corporation, oil and gas exploration and production (1982 to 1992).

1997(1)(5)(7)

Gary K. Wright, age 58

Independent consultant to energy industry (2001 to date); Credit Deputy (1998 to 2001) and Managing Director and Senior Client Manager in the Southwest (1992 to 1998) for the Global Oil and Gas Group of Chase Manhattan Bank; Manager of the Chemical Bank Worldwide Energy Group (1990 to 1992); Manager of Corporate Banking (1987 to 1990) and Manager of the Energy Group (1982 to 1987) of Texas Commerce Bank.

2003(4)(9)
(1)	Member of the Nominating Committee.
(2)	Member of the Nominating Committee since February 2003.
(3)	Member of the Compensation and Benefits Committee.
(4)	Member of the Compensation and Benefits Committee since February 2003.
(5)	Member of the Audit Committee.
(6)	Member of the Audit Committee since December 2002.
(7)	Member of the Oil and Gas Committee.
(8)	Member of the Oil and Gas Committee until February 2003.
(9)	Member of the Oil and Gas Committee since February 2003.

Mr. Horton is the spouse of Ann N. Horton, who resigned in June 2002 from her positions of Vice President and Controller of the Company.

Additional Information About the Board of Directors and Committees

A majority of the Board of Directors is composed of independent directors, who meet during regularly scheduled executive sessions without management as well as during meetings which are scheduled on an as needed basis. The Board of Directors held sixteen meetings in 2002. The Board has a Nominating Committee, a Compensation and Benefits Committee, an Audit Committee and an Oil and Gas Committee. During fiscal year

2002, each director attended at least 75 percent of the aggregate of all meetings of the Board of Directors and committees of the Board on which he served.

The Nominating Committee.    The Nominating Committee is composed entirely of independent directors, and acts under a written charter adopted and approved by the Board of Directors. The Nominating Committee seeks, evaluates and identifies individuals who are qualified to become Board members and recommends candidates to fill vacancies on the Board as such vacancies occur, as well as the slate of nominees for election as directors by the shareholders at each Annual Meeting of Shareholders. Additionally, the Committee recommends to the Board the individual to serve as Chairman of the Board. The Nominating Committee met three times in 2002. See “Shareholder Proposals.”

The Compensation and Benefits Committee.    The Compensation and Benefits Committee is composed entirely of independent directors. The Compensation and Benefits Committee reviews and makes recommendations to the Board of Directors regarding compensation for officers of the Company, periodically reviews the Company’s and its subsidiaries’ employee benefit plans and reports its recommendations to the Board of Directors. The Compensation and Benefits Committee met five times in 2002.

The Audit Committee.    Each of the members of the Audit Committee is independent, as defined by New York Stock Exchange listing standards, and the Committee acts under a written charter adopted and approved by the Board of Directors. Joe T. Rye, Chairman of the Audit Committee, and H. Jarrell Gibbs are audit committee financial experts as defined by Section 407 of the Sarbanes Oxley Act of 2002. The Audit Committee is responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors and for recommending to the Board that the Company’s financial statements be included in its annual report. The Audit Committee works with the Company’s independent auditors and internal audit department to determine whether the actions performed by such auditors and department are reasonably designed to assure the soundness of accounting and financial procedures. The Audit Committee has the authority to engage independent counsel and other advisers it determines necessary to carry out its duties. The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee met twelve times in 2002.

The Oil and Gas Committee.    The Oil and Gas Committee is composed entirely of independent directors. The Oil and Gas Committee reviews and assesses certain management proposed oil and gas acquisitions and, following completion of the Company’s due diligence, recommends to the Board whether such acquisitions should be consummated. The Oil and Gas Committee met three times in 2002.

Compensation of Directors

Each non-employee director, other than the Chairman of the Board, receives shares of the Company’s Common Stock on the Annual Meeting date having a fair market value on such date of $30,000 and quarterly payments of $5,000 each paid, at the director’s option, in cash or shares of the Company’s Common Stock. Directors appointed between Annual Meeting dates receive a pro rata portion of shares and cash. Each non-employee director, other than the Chairman of the Board, also receives $1,000 for each Board of Directors and committee meeting he attends paid, at his option, in cash or shares of the Company’s Common Stock. Committee Chairmen receive an additional $250 in cash or shares for each meeting they chair.

The Chairman of the Board receives shares of the Company’s Common Stock on the Annual Meeting date having a fair market value on such date of $30,000 and monthly cash payments of $6,250. He does not receive meeting fees.

The Company also grants to each non-employee director, including the Chairman of the Board, an option to purchase 10,000 shares of the Company’s Common Stock upon appointment to the Board and on the first business day of each year an option to purchase 200 additional shares of the Company’s Common Stock, in each case at the fair market value on the date of grant.

AUDIT COMMITTEE REPORT

EXCEPT AS OTHERWISE PROVIDED BY THE EXCHANGE ACT, NEITHER THE FOLLOWING REPORT OF THE COMPANY’S AUDIT COMMITTEE NOR ANY OTHER INFORMATION REQUIRED TO BE CONTAINED IN THIS PROXY STATEMENT PURSUANT TO ITEM 7(d)(3) OF SCHEDULE 14A SHALL BE DEEMED SOLICITING MATERIAL, SHALL BE DEEMED FILED WITH THE SEC UNDER THE EXCHANGE ACT OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED OR SHALL OTHERWISE BE SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT.

Under the rules established by the SEC, the Company is required to provide certain information about the Company’s independent auditors and the Company’s financial statements for its most recently ended fiscal year. The Audit Committee of the Board of Directors has furnished this report in fulfillment of the SEC’s requirements.

As discussed above under the heading “The Audit Committee,” the responsibilities of the Audit Committee include appointing an accounting firm to be engaged as the Company’s independent accountants and recommending that the Company’s financial statements be included in its annual report on Form 10-K. The Audit Committee took a number of steps in making this appointment and recommendation for fiscal year 2002. First, the Audit Committee discussed with KPMG LLP (“KPMG”), the Company’s independent accountants for fiscal year 2002, those matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including information regarding the scope and results of the audit. These discussions were intended to assist the Audit Committee in overseeing the Company’s financial reporting and disclosure process. Second, the Audit Committee discussed with KPMG its independence and received from KPMG a letter concerning independence as required under applicable independence standards for auditors of public companies by Independence Standards Board Standard No. 1. This discussion and disclosure assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed with the Company’s management and KPMG the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2002. Based on the discussions with KPMG concerning the audit, the independence discussions, the financial statement review and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company’s audited and consolidated financial statements be included in the Company’s 2002 Annual Report on Form 10-K to be filed with the SEC.

Joe T. Rye (Chairman)

Edward B. Cloues, II

H. Jarrell Gibbs

Marsha Reines Perelman

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid by the Company, during each of the years 2002, 2001 and 2000, for services rendered in all capacities to the Chief Executive Officer and the four other most highly compensated executive officers whose compensation exceeded $100,000 in 2002.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation					Long-Term Compensation		All Other Compensation ($)

		Salary ($)		Bonus ($)		Other Annual Compensation ($)	Securities Underlying Options (#)

A. James Dearlove	2002	155,000	(1)	62,500	(1)	(2)	15,000		8,972	(3)
President and Chief	2001	272,308	(4)	146,083	(4)(5)		30,000		8,839
Executive Officer	2000	280,000		150,000			13,200	(6)	20,556

H. Baird Whitehead	2002	250,000		90,000			20,000		12,442	(7)
Executive Vice	2001	250,000		50,500	(8)		30,000		14,246
President (9)

Keith D. Horton	2002	22,500	(1)	3,000	(1)	(2)	5,500		8,927	(10)
Executive Vice	2001	196,923	(4)	129,833	(4)(5)		10,000		9,072
President	2000	185,000		100,000			19,000	(11)	15,123

Frank A. Pici	2002	107,500	(1)	30,000	(1)	(2)	8,600		16,656	(12)
Executive Vice President	2001	44,793	(4)	23,000	(4)(8)		30,000		—
and Chief Financial
Officer (13)

Nancy M. Snyder	2002	87,500	(1)	40,000	(1)	(2)	8,600		10,035	(14)
Senior Vice President,	2001	143,077	(4)	91,083	(4)(5)		7,500		9,643
General Counsel and	2000	125,000		65,000			6,000		11,258
Corporate Secretary (15)
(1)	Messrs. Dearlove, Horton and Pici and Ms. Snyder were also compensated by Penn Virginia Resource Partners GP, LLC (the “General Partner”), an indirectly wholly owned subsidiary of the Company and the general partner of Penn Virginia Resource Partners, L.P. (the “Partnership”), in connection with services rendered to the Partnership. See “Certain Relationships and Related Transactions.” The amount of salary paid to Messrs. Dearlove, Horton and Pici and Ms. Snyder by the General Partner in 2002 was $155,000, $202,500, $107,500 and $87,500, respectively. The amount of bonus paid to Messrs. Dearlove, Horton and Pici and Ms. Snyder by the General Partner with respect to the year ended December 31, 2002 was $62,500, $27,000, $30,000 and $40,000, respectively.

(2)	On February 26, 2003, Messrs. Dearlove, Horton and Pici and Ms. Snyder were also granted by the General Partner $35,715, $35,715, $23,810 and $23,810, respectively, worth of restricted units (“Restricted Units”) representing limited partner interests in the Partnership in connection with services rendered to the Partnership. Generally, these Restricted Units will vest 25%, 25% and 50% approximately two years, three years and four years, respectively, after the date on which they were granted if the Partnership has made all minimum quarterly distributions payable to unitholders as required under its partnership agreement prior to the time of such vesting. On March 18, 2002, Messrs. Dearlove, Horton and Pici and Ms. Snyder were also granted by the General Partner $138,900, $196,775, $81,025 and $81,025, respectively, worth of Restricted Units. Generally, these Restricted Units will vest 25%, 25% and 50% approximately three years, four years and five years, respectively, after the date on which they were granted if the Partnership has made all minimum quarterly distributions payable to unitholders as required under its partnership agreement prior to the time of such vesting. Messrs. Dearlove, Horton and Pici and Ms. Snyder received $9,000, $12,750, $5,250 and $5,250, respectively, of distributions paid with respect to Restricted Units in 2002. Restricted Units may not be transferred, and are subject to forfeiture upon termination of employment, until such time as the Restricted Units vest.

(3)	Includes Company contributions to Mr. Dearlove’s deferred compensation accounts, ESOP account and life insurance premiums of $4,000, $3,424 and $1,548, respectively. The Partnership reimbursed the Company for 50% of the $1,548 attributable to life insurance premiums.

(4)	Messrs. Dearlove, Horton and Pici and Ms. Snyder also received $22,692, $3,077, $26,876 and $11,923 of salary, respectively, and Messrs. Dearlove, Horton and Pici and Ms. Snyder also received $10,417, $1,667, $15,000 and $5,417 of bonus, respectively, from the General Partner for services rendered to the Partnership from October 30, 2001 to December 31, 2001.

(5)	Includes the award of 1,500 common units representing limited partner interests in the Partnership.

(6)	200 of these options were granted under the Company’s Third Amended and Restated 1995 Directors’ Stock Compensation Plan (the “Directors’ Plan”), which, prior to January 2001, permitted awards to directors who were also Company employees.

(7)	Includes Company contributions to Mr. Whitehead’s deferred compensation accounts and life insurance premiums of $4,000, $7,614 and $828, respectively.

(8)	Includes the award of 500 common units representing limited partner interests in the Partnership.

(9)	Mr. Whitehead joined the Company in January 2001. Prior to joining Penn Virginia, Mr. Whitehead served in various positions with Cabot Oil & Gas Corporation (“Cabot”). From 1998 to 2001, he served as Senior Vice President during which time he managed Cabot’s operations in Appalachia, the Rocky Mountains, the Mid-Continent and the Texas and Louisiana Gulf Coast. He was responsible to derive, allocate and implement Cabot’s annual capital expenditure budget, establish Cabot’s long term strategic plan and implement risk assessment and portfolio management programs. From 1992 to 1998, he was Vice President and Regional Manager of Cabot’s Appalachian business unit in connection with which he managed Cabot’s Appalacian business, and from 1989 to 1992, he was Vice President and Regional Manager of Cabot’s Anadarko business unit during which time he managed Cabot’s Mid-Continent operations.

(10)	Includes Company contributions to Mr. Horton’s deferred compensation accounts, ESOP account and life insurance premiums of $4,000, $4,387 and $540, respectively. The Partnership reimbursed the Company for 10% of the $540 attributable to life insurance premiums.

(11)	10,000 of these options were granted under the Directors’ Plan, which, prior to January 2001, permitted awards to directors who were also Company employees.

(12)	Includes Company contributions to Mr. Pici’s deferred compensation accounts, ESOP account and life insurance premiums of $4,000, $12,131 and $525, respectively. The Partnership reimbursed the Company for 50% of the $525 attributable to life insurance premiums.

(13)	Mr. Pici joined the Company in September 2001. From 1996 to 2001, Mr. Pici served as Vice President— Finance and Chief Financial Officer of Mariner Energy, Inc. (“Mariner”), a Houston, Texas-based oil and gas exploration and production company, where he managed all financial aspects of Mariner, including accounting, tax, finance, banking, investor relations, planning and budgeting and information technology. Prior to 1996, Mr. Pici worked in various positions at Cabot including as Corporate Controller from 1994 to 1996, Director, Internal Audit, from 1992 to 1994, and Region Accounting Manager from 1989 to 1992. Mr. Pici served as Controller for Doran & Associates, Inc., an oil and gas exploration and production company, from 1984 to 1989.

(14)	Includes Company contributions to Ms. Snyder’s deferred compensation accounts, ESOP account and life insurance premiums of $4,000, $5,507 and $528, respectively. The Partnership reimbursed the Company for 50% of the $528 attributable to life insurance premiums.

(15)	Ms. Snyder has served as Senior Vice President of the Company since February 2003, as Vice President from December 2000 to February 2003 and as General Counsel and Corporate Secretary of the Company since 1997. From 1993 to 1997, Ms. Snyder was a solo practitioner representing clients generally in connection with mergers and acquisitions and general corporate matters. From 1990 to 1993, Ms. Snyder served as general counsel to Nan Duskin, Inc. and its affiliated companies, which were in the businesses of womens’ retail fashion and real estate. From 1983 to 1989, Ms. Snyder was an associate at the law firm of Duane Morris, where she practiced securities, banking and general corporate law.

The following two tables set forth certain information regarding options granted and exercised under the Company’s Amended 1999 Employee Stock Incentive Plan, 1994 Stock Option Plan and Third Amended and Restated 1995 Directors’ Stock Compensation Plan during 2002 by each of the executives named in the Summary Compensation Table.

Individual Option Grants in Fiscal Year 2002

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in 2002(1)	Exercise Price ($/sh)	Expiration Date	Grant Date Present Value(2) ($/sh)

A. James Dearlove	15,000	14.68	37.10	Mar. 17, 2012	10.69
H. Baird Whitehead	20,000	19.57	37.10	Mar. 17, 2012	10.69
Keith D. Horton	5,500	5.38	37.10	Mar. 17, 2012	10.69
Frank A. Pici	8,600	8.41	37.10	Mar. 17, 2012	10.69
Nancy M. Snyder	8,600	8.41	37.10	Mar. 17, 2012	10.69

(1)	Options to purchase a total of 102,200 shares of Common Stock were granted to employees during the Company’s fiscal year ended December 31, 2002. These options vest one year after date of grant.
(2)	The Black-Scholes model was used to determine the grant date present value of the stock options. This method requires the use of certain assumptions that affect the value of the options. The assumptions used in this model are the volatility of the Company’s stock price, an estimate of the risk-free interest rate and expected dividend yield. For purposes of this model, a 28.6% volatility factor, a 3.83% risk-free interest rate and a 2.42% expected dividend rate were used. No adjustments were made for non-transferability or for risk of forfeiture of the stock options. This model assumes all of the options are exercised by the eighth year. There is no assurance that these assumptions will prove true in the future. The actual value of the options depends on the market price of the Common Stock at the date of exercise, which may vary from the theoretical value indicated in the table.

Aggregated Option Exercises in Fiscal Year 2002 and Fiscal Year End Option Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money-Options at Fiscal Year-End(1) ($)

			Exercisable	Unexercisable	Exercisable	Unexercisable

A. James Dearlove	0	0	109,800	15,000	1,416,205	0
H. Baird Whitehead	0	0	30,000	20,000	97,500	0
Keith D. Horton	5,000	60,625	35,000	5,500	343,725	0
Frank A. Pici	0	0	30,000	8,600	156,600	0
Nancy M. Snyder	0	0	7,500	8,600	24,375	0

(1)	Values are calculated by multiplying the amount by which the market value per share of the Company’s Common Stock exceeded the option exercise price per share at December 31, 2002 times the number of shares underlying the option.

The following table sets forth certain information as of December 31, 2002 regarding the options outstanding and securities issued and to be issued under the Company’s equity compensation plans approved by the Company’s shareholders. The Company does not have any equity compensation plans which were not approved by the Company’s shareholders.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by shareholders	403,850	$29.39	586,398

Change-in-Control Arrangements

On May 7, 2002, the Company entered into a Change of Control Severance Agreement (a “Severance Agreement”) with each executive officer named in the Summary Compensation Table (the “Named Executive”) containing the following terms and conditions:

Term.    Each Severance Agreement has a two-year term which is automatically extended for consecutive one-day periods until terminated by notice from the Company. If such notice is given, the Severance Agreement will terminate two years after the date of such notice.

Triggering Events.    If a change of control of the Company occurs and, within two years after the date of such change of control, either (a) the Company terminates the Named Executive’s employment for any reason other than for cause or the Named Executive’s inability to perform his duties for at least 180 days due to mental or physical impairment or (b) the named Executive terminates his employment due to a reduction in his authority, duties, title, status or responsibility, a reduction in his base salary, a discontinuation of a material incentive compensation plan in which he participated, the Company’s failure to obtain an agreement from its successor to assume his Severance Agreement or the relocation of the Company’s executive offices by more than 100 miles, then the Named Executive will receive the change of control severance payments and other benefits described below.

Change of Control Severance Benefits.    Upon the occurrence of the events described above, the Named Executive will receive a lump sum, in cash, of an amount equal to three times the sum of the Named Executive’s annual base salary plus the highest cash bonus paid to him during the two-year period prior to termination. In addition, all options for Company stock then held by the Named Executive will immediately vest and will remain exercisable for the shorter of three years or the remainder of the options’ respective terms and all Restricted Units then held by the Named Executive will immediately vest and restrictions will lapse. The Company will also provide certain health and dental benefits to the Named Executive for two years after termination as well as certain outplacement services.

Excise Tax Gross Up Payment.    If the Company’s independent certified accountants determine that any payments made or benefits provided to the Named Executive under his Severance Agreement results in him being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will pay to the Named Executive an additional amount in cash such that, after payment of all taxes owed by him, the Named Executive will retain an amount equal to such excise tax.

COMPENSATION AND BENEFITS COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

EXCEPT AS OTHERWISE PROVIDED BY THE EXCHANGE ACT, THE FOLLOWING REPORT OF THE COMPANY’S COMPENSATION AND BENEFITS COMMITTEE AND THE PERFORMANCE GRAPH THAT IMMEDIATELY FOLLOWS SUCH REPORT SHALL NOT BE DEEMED SOLICITING MATERIAL, SHALL NOT BE DEEMED FILED WITH THE SEC UNDER THE EXCHANGE ACT OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED AND SHALL NOT OTHERWISE BE SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT.

Under the rules established by the SEC, the Company is required to provide certain information about the compensation and benefits of the Company’s executive officers including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table. The disclosure requirements for these officers include the use of specified tables and a report of the Company’s Compensation and Benefits Committee reviewing the factors that resulted in compensation decisions affecting these officers and the Company’s other executive officers. The Compensation and Benefits Committee of the Board of Directors has furnished the following report in fulfillment of the SEC’s requirements. No members of the Compensation and Benefits Committee are current officers of the Company or have other interlocking relationships as defined by the SEC.

Compensation Philosophy.    The Company’s executive compensation program consists of a base salary, an annual bonus and long-term stock incentives. The Company believes its compensation program provides levels of compensation which are competitive with those of industry peers. The Company also believes its program serves to attract, reward, motivate and retain key personnel.

Base Salary.    Individual base salaries of executive officers other than the Chief Executive Officer are recommended by the Chief Executive Officer and reviewed by the Committee annually. Salaries are determined based on an evaluation of each executive officer’s attainment of certain job-specific goals and contributions to overall corporate performance.

Incentive Bonus.    The Committee considers on an annual basis whether to pay cash bonuses to some or all executives. Whether an executive receives a cash bonus and, if so, the amount of the bonus are based on two criteria: the Company’s or a business unit’s attainment of certain predetermined quantitative financial measures and levels of production, which the Company believes reflect operational return on investment, and an analysis of the executive’s level of attainment of certain job-specific goals.

Stock Incentives.    The Committee also considers on an annual basis whether to award stock options or shares of restricted stock to some or all executives under the Company’s Amended 1999 Employee Stock Incentive Plan. Stock awards are based on the same criteria used to determine annual cash bonuses.

Chief Executive Officer Compensation.    Mr. Dearlove’s compensation was based on the same financial and other criteria used to determine the compensation of the Company’s other executive officers. However, Mr. Dearlove’s overall compensation reflects a greater degree of policy and decision-making authority and a higher level of responsibility as compared with the compensation of other executive officers with respect to the strategic direction and financial and operational results of the Company.

Summary.    The Company’s compensation strategy is to provide total compensation commensurate with the achievement of specific financial, operational and strategic objectives. The Committee believes the design of the Company’s compensation program is conducive to the Company’s attracting and retaining a quality management team and that it provides the members of that team with the incentive to maximize the Company’s long term operational performance.

Section 162(m).    Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to publicly held companies for “non-performance based” compensation of more than $1 million paid to a company’s chief executive officer or any executive officer named in its Summary Compensation Table. The Company believes that Section 162(m) will not have any effect on the deductibility of the compensation of the Chief Executive Officer and the other executives named in the Summary Compensation Table for 2002; however, Section 162(m) will not preclude the Compensation Committee from awarding compensation in excess of $1 million if the Compensation Committee determines that such compensation is warranted in the future.

Compensation and Benefits Committee

Edward B. Cloues, II (Chairman)

Robert Garrett

Gary K. Wright

PERFORMANCE GRAPH

The following graph compares the Company’s five-year cumulative total shareholder return (assuming reinvestment of dividends) with the cumulative total return of the Standard & Poor’s Oil and Gas Exploration & Production 600 Index and the Standard & Poor’s SmallCap 600 Index. There are 14 companies in the Standard & Poor’s Oil and Gas Exploration & Production 600 Index: Tom Brown, Inc., Cabot Oil & Gas Corporation, Cimarex Energy Co., Evergreen Resources, Inc., Newfield Exploration Company, Nuevo Energy Company, Patina Oil & Gas Corporation, Pogo Producing Company, Prima Energy Corporation, Remington Oil & Gas Corporation, St. Mary Land & Exploration Company, Stone Energy Corporation, Swift Energy Company, and Vintage Petroleum, Inc. The graph assumes $100 is invested on January 1, 1998 in Penn Virginia Corporation and each index at December 31, 1997 closing prices.

Comparison of Five-Year Cumulative Total Return

Penn Virginia Corporation, S&P Exploration & Production 600 Index and

S&P SmallCap 600 Index

	1997	1998	1999	2000	2001	2002

Penn Virginia Corporation	100	64.61	61.73	127.24	134.27	146.82

S&P Oil & Gas Exploration & Production 600 Index	100	98.69	110.94	124.03	132.13	112.80

S&P SmallCap 600 Index	100	60.47	75.79	149.76	127.55	134.19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Quarterly Cash Distributions by the Partnership.    The Company indirectly holds the sole 2% general partnership interest in the Partnership, as well as 7,649,880 subordinated units and 155,494 common units representing, in the aggregate, a 43% limited partner interest in the Partnership. The Company is entitled to distributions on the Company’s general partner and limited partner interests in the Partnership. In 2002, the Partnership made quarterly cash distributions of $0.50 per common and subordinated unit and, in 2003, intends to make quarterly cash distributions of $0.52 per common and subordinated unit to the extent the Partnership has sufficient cash from operations after payment of fees and expenses. In general, the Partnership will pay any quarterly cash distributions in the following manner:

•	first, 98% to the common units and 2% to the General Partner, until each common unit has received a quarterly cash distribution of $0.52 plus any arrearages in the payment of the minimum quarterly distribution from prior quarters. The minimum quarterly distribution is $0.50;

•	second, 98% to the subordinated units and 2% to the General Partner, until each subordinated unit has received a quarterly cash distribution of $0.52; and

•	thereafter, in the manner described in “Incentive Distribution Rights” below.

Incentive Distribution Rights.    The Company is also entitled to distributions payable with respect to incentive distribution rights. Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved.

If for any quarter:

•	the Partnership has distributed available cash from operating surplus to the common and subordinated unitholders in an amount equal to the minimum quarterly distribution; and

•	the Partnership has distributed available cash from operating surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

then, the Partnership will distribute any additional available cash from operating surplus for that quarter among the unitholders and the general partner in the following manner:

•	First, 98% to all unitholders, pro rata, and 2% to the General Partner, until each unitholder has received a total of $0.55 per unit for that quarter;

•	Second, 85% to all unitholders, and 15% to the General Partner, until each unitholder has received a total of $0.65 per unit for that quarter;

•	Third, 75% to all unitholders, and 25% to the General Partner, until each unitholder has received a total of $0.75 per unit for that quarter; and

•	Thereafter, 50% to all unitholders and 50% to the General Partner.

In December 2002, the Partnership acquired approximately 120 million tons of coal reserves from Peabody Energy Corporation (“Peabody”). In connection with that transaction, Peabody received, among other consideration, a total of 2,763,158 common and class B common units representing approximately a 15% limited partner interest in the Partnership as well as a special membership interest. This special membership interest entitles Peabody to increased percentages, starting at 0% and increasing up to 40%, of any payments made by the Partnership to the General Partner in respect of the General Partner’s incentive distribution rights if Peabody sells the Partnership additional coal assets during the term of the Partnership’s leases with Peabody.

Shared Management and Administrative Services.    The Company provides administrative services to the General Partner and shares management and administrative personnel with the General Partner who operate both the Company’s business and the business of the Partnership. As a result, certain of the officers named in the

Summary Compensation Table as well as other Company personnel allocate the time they spend on behalf of the Company and on behalf of the Partnership. Based on those allocations, the Partnership reimburses the General Partner for its proportionate share of compensation and benefit expenses of employees and officers as well as other administrative and overhead expenses incurred by the General Partner in connection with services rendered to the Partnership. In 2002, the total amount of such reimbursements was approximately $1,200,400.

Omnibus Agreement.    The Company, the General Partner, the Partnership and Penn Virginia Operating Co., LLC, a wholly owned subsidiary of the Partnership, are parties to an Omnibus Agreement (the “Omnibus Agreement”) that governs potential competition among them.

Under the Omnibus Agreement, the Company is not permitted to engage in the businesses of: (i) owning, mining, processing, marketing or transporting coal, (ii) owning, acquiring or leasing coal reserves or (iii) growing, harvesting or selling timber, unless it first offers the Partnership the opportunity to acquire these businesses or assets and the board of directors of the General Partner, with the concurrence of its conflicts committee, elects to cause the Partnership not to pursue such opportunity or acquisition. In addition, the Company will be able to purchase any business which includes the purchase of coal reserves, timber and/or infrastructure relating to the production or transportation of coal if the majority value of such business is not derived from owning, mining, processing, marketing or transporting coal or growing, harvesting or selling timber. If the Company makes any such acquisition, it must offer the Partnership the opportunity to purchase the coal reserves, timber or related infrastructure following the acquisition and the conflicts committee will determine whether the Partnership should pursue the opportunity. The restriction will terminate upon a change in control of the Company or the General Partner.

The Omnibus Agreement also provides that the Company will indemnify the Partnership for (i) all tax liabilities attributable to the operation of the Partnership’s assets prior to the closing of the Partnership’s initial public offering (the “IPO”) in October 2001 and (ii) up to $10 million for environmental liabilities arising from conduct prior to the closing of the IPO and discovered within three years of closing of the IPO. Liabilities resulting from a change in law after the closing of the IPO are excluded from the environmental indemnity.

MISCELLANEOUS

Independent Accountants

The Audit Committee has reappointed KPMG as the independent accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2003. Representatives of KPMG will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Changes in Registrant’s Certifying Accountant.    Effective May 3, 2002, the Audit Committee dismissed Arthur Andersen LLP (“Andersen”) as the Company’s independent public accountants and engaged KPMG to serve as the Company’s independent public accountants for 2002.

None of Andersen’s reports on the Company’s consolidated financial statements for either of the past two fiscal years contained an adverse opinion or disclaimer of opinion or were qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter of the disagreements in connection with Andersen’s report; and during such period there were no “reportable events” of the kind listed in Item 304(a)(1)(v) of Regulation S-K.

The Company disclosed the foregoing information on a Current Report on Form 8-K dated May 3, 2002 (the “Form 8-K”). The Company provided Andersen with a copy of the foregoing disclosure and requested Andersen to furnish the Company with a letter addressed to the SEC stating whether Andersen agreed with the statements by the Company in the foregoing disclosure and, if not, stating the respects in which it did not agree. Andersen’s letter stated that it had read the pertinent paragraphs of the Form 8-K and was in agreement with the statements contained therein. Andersen’s letter is incorporated herein by reference to Exhibit 16.1 of the Form 8-K.

During the Company’s two most recent fiscal years and through the date of this Proxy Statement, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit and Other Fees

The following table sets forth fees for professional audit services rendered by KPMG for the audit of the Company’s annual financial statements for 2002 and fees billed for other services rendered by KPMG.

Audit Fees(1)	$299,400

Tax fees(2)	$22,390

Total Fees	$321,790

(1)	Includes $122,200 of fees related to the Partnership. The Partnership reimbursed the Company for this amount.

(2)	Comprised of fees for tax consultation and tax compliance services.

The Audit Committee considered whether KPMG’s fees for non-audit services performed in fiscal year 2002 were compatible with KPMG maintaining its independence with respect to the Company and determined that the provision of such non-audit services was compatible with maintaining that firm’s independence.

Other Matters

The Board of Directors knows of no matters which are to be presented for consideration at the Annual Meeting other than those specifically described in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, however, it is the intention of the persons designated as proxies to vote on them in accordance with their best judgment.

Shareholder Proposals

Any shareholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Company’s proxy statement for its 2004 annual meeting of shareholders must deliver such proposal in writing to the Company’s Secretary at the Company’s principal executive offices in Radnor, Pennsylvania, not later than December 28, 2003.

The Company’s Bylaws require that to have a proposal voted upon at the 2004 Annual Meeting, including a proposal relating to nominations for and elections of directors for consideration by the Nominating Committee, the proposing shareholder must have delivered in writing to the Company (a) notice of such proposal by not later than February 5, 2004 or earlier than November 7, 2003, (b) if the proposal relates to a change to the Company’s Articles of Incorporation or Bylaws, the text of any such change and an opinion of counsel to the effect that neither the Articles of Incorporation nor Bylaws resulting from such proposal would be in conflict with Virginia law, (c) evidence of such shareholder’s status as such and of the number of shares beneficially owned by him and (d) a list of the names and addresses of any other beneficial owners with whom such shareholder is acting in concert and the number of shares owned by them. In addition, a written proposal of nomination for a director must set forth (a) the name and address of the shareholder who intends to make the nomination, (b) with respect to each proposed nominee, all information that would be required to be provided in a proxy statement prepared in accordance with SEC Regulation 14A and (c) a notarized affidavit executed by each proposed nominee to the effect that, if elected as a member of the Board of Directors, he will serve and is eligible for such election. Only candidates nominated by shareholders for election as a member of the Company’s Board of Directors in accordance with the Bylaw provisions summarized herein will be eligible to be considered by the Nominating Committee for nomination for election as a member of the Company’s Board of Directors at such meeting of shareholders, and any candidate not nominated in accordance with such provisions will not be considered or acted upon for election as a director at such meeting of shareholders. Any shareholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request to the Secretary.

Annual Report and Form 10-K

The Company is sending a copy of its 2002 Annual Report to shareholders along with the proxy materials, but such Annual Report is not part of the proxy materials. The Annual Report contains a copy of the Company’s Annual Report on Form 10-K (without exhibits) as filed with the SEC.

By Order of the Board of Directors

Nancy M. Snyder

Corporate Secretary

April 7, 2003

ANNUAL MEETING OF SHAREHOLDERS OF

PENN VIRGINIA CORPORATION

May 6, 2003

Co. #	Acct. #

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY INTERNET

Please access the web page at “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS	→

¯    Please Detach and Mail in the Envelope Provided    ¯

A	☒	Please mark your votes as in this example using dark ink only.	é

		FOR	WITHHOLD AUTHORITY
(1)	ELECTION OF DIRECTORS	☐	☐	Nominees:	Edward B. Cloues, ll A. James Dearlove Robert Garrett H. Jarrell Gibbs Keith D. Horton Marsha Reines Perelman Joe T. Rye Gary K. Wright
WITHHELD FOR: (Write that nominee’s name in the space provided below.) ____________________________________________________

Signature __________________________________	Date ____________, 2003	_______________________________________	Date ___________ , 2003
SIGNATURE IF HELD JOINTLY

NOTE:	Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian give full title. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

Please date, sign and mail your

proxy card back as soon as possible!

Annual Meeting of Shareholders

PENN VIRGINIA CORPORATION

May 6, 2003

¯    Please Detach and Mail in the Envelope Provided    ¯

A	☒	Please mark your votes as in this example using dark ink only.	é

		FOR	WITHHOLD AUTHORITY
(1)	ELECTION OF DIRECTORS	☐	☐	Nominees:	Edward B. Cloues, ll A. James Dearlove Robert Garrett H. Jarrell Gibbs Keith D. Horton Marsha Reines Perelman Joe T. Rye Gary K. Wright
WITHHELD FOR: (Write that nominee’s name in the space provided below.) ____________________________________________________

Signature __________________________________	Date ____________ , 2003	____________________________________	Date ___________ , 2003
SIGNATURE IF HELD JOINTLY

NOTE:	Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian give full title. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

PROXY

PENN VIRGINIA CORPORATION

Three Radnor Corporate Center

Suite 230, 100 Matsonford Road

Radnor, Pennsylvania 19087

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints A. James Dearlove and Frank A. Pici as Proxies, and each or either of them, with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of Common Stock of Penn Virginia Corporation held of record by the undersigned on March 7, 2003, at the Annual Meeting of Shareholders to be held on May 6, 2003, or at any adjournment thereof.

(To be Completed and Signed on Reverse Side.)